1
                                              Exhibit (d)(xii) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K




                            VISION GROUP OF FUNDS

                         INVESTMENT ADVISORY CONTRACT


      This Contract is made this 1st day of November, 2000, between MANUFACTURERS AND TRADERS TRUST COMPANY ("M&T Bank"), a New York state bank and trust company, having its principal place of business in Buffalo, New York (the "Adviser"), and VISION GROUP OF FUNDS, a Delaware business trust, having its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (the "Trust").

     WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act") , and is registered as such with the Securities and Exchange Commission; and

     WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

      2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Articles of Incorporation and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

      3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

      4. Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

      5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

      6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

      7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

      8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

      9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations (including a sub-adviser) at its own cost and expense as it shall determine in order to assist it in carrying out this Contract, subject to any approval required under the 1940 Act. Notwithstanding the foregoing, the Adviser shall be liable to the Trust for the acts and omissions of any sub-investment adviser to the extent that such sub-investment adviser is liable to the Adviser for such acts or omissions under any sub-advisory agreement.

      10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

      11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, to the extent required by the 1940 Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

      12. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight.
The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any
Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

      13. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      14. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

      15. In compliance with the requirements of the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by the 1940 Act the records required to be maintained under the 1940 Act.

      16. The execution and delivery of this Contract have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Contract are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.



                                  EXHIBIT A
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000

                  Vision New York Tax-Free Money Market Fund

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .50 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of .50 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT B
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000

                          Vision Large Cap Core Fund

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .85 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of .85 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser at least monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT C
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


                         Vision Small Cap Stock Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.85 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.85 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President



                                  EXHIBIT D
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


                      Vision Intermediate Term Bond Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.70 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.70 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President




                                  EXHIBIT E
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


                       Vision International Equity Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 1.00 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT F
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


          Vision Institutional Limited Duration U.S. Government Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.60 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.60 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT G
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


             Vision Managed Allocation Fund - Conservative Growth

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.25 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT H
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


              Vision Managed Allocation Fund - Aggressive Growth

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.25 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT I
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


               Vision Managed Allocation Fund - Moderate Growth

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.25 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President


                                  EXHIBIT J
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


                  Vision Pennsylvania Municipal Income Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.70 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.70 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                  EXHIBIT K
                                    to the
                         Investment Advisory Contract
               between Manufacturer's and Traders Trust Company
                          and Vision Group of Funds
                            dated November 1, 2000


                 Vision Institutional Prime Money Market Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of 0.50 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be accrued daily and paid to the Adviser monthly.

      Witness the due execution hereof this 1st day of November, 2000.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       -------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       -------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                         INVESTMENT ADVISORY CONTRACT
                               LETTER AGREEMENT

                   Manufacturers and Traders Trust Company
                                One M&T Plaza
                                 Buffalo, NY



                                                              October 24, 2000


Vision Group of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7010


Dear Sirs:

     Under the Investment Advisory Contract between Manufacturers and Trader Trust Company (the "Adviser") and Vision Group of Funds (the "Trust"), to be dated November 1, 2000, the Adviser agrees to contractually waive its investment advisory fee (based on average daily net assets) to which it is otherwise entitled for the Funds listed below, for a one year period starting from the commencement of each Fund's operations, which is anticipated to occur on or about December 18, 2000. Shown below is the maximum advisory fee, before and after the waiver, for the referenced period.

                                                     Before    After
                                                     Waiver    Waiver
Vision International Equity Fund                     1.00%     0.90%
Vision Pennsylvania Municipal Income Fund            0.70%     0.64%
Vision Intermediate Term Bond Fund                   0.70%     0.47%
Vision U.S. Treasury Money Market Fund               0.50%     0.41%
Vision Institutional Limited Duration U.S. Government Fund     0.60%    0.40%
Vision Institutional Prime Money Market Fund         0.50%     0.20%
Vision Managed Allocation Fund - Conservative Growth 0.25%     0.00%
Vision Managed Allocation Fund - Aggressive Growth   0.25%     0.00%
Vision Managed Allocation Fund - Moderate Growth     0.25%     0.00%

      In addition, the Adviser agrees to contractually reimburse certain operating expenses of the Class A Shares of the above three Vision Managed Allocation Funds so that the annual fund operating expenses do not exceed 1.00% of each Fund's average daily net assets for a one year period, starting from the commencement of these Funds' operations, which is anticipated to occur on or about December 18, 2000.

      If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart.

                                    Very truly yours,

                                    MANUFACTURERS AND TRADER TRUST COMPANY

                                    By:  /s/ Kenneth G. Thompson
                                       --------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:   Vice President

ACCEPTED:

VISION GROUP OF FUNDS


By:  /s/ Victor R. Siclari
   ---------------------------
Name:  Victor R. Siclari
Title:  Assistant Secretary